Exhibit 3(i)

                                     CHARTER

                                       OF

                              CAPITAL BANCORP, INC.


         Pursuant to the provisions of the Tennessee Business Corporation Act, the undersigned corporation adopts the following Charter:


                                    ARTICLE 1

         The name of the Corporation is Capital Bancorp, Inc..

                                    ARTICLE 2

         The address of the principal office of this Corporation in the State of Tennessee is 1820 West End Avenue, Nashville, Davidson County, Tennessee 37203.

                                    ARTICLE 3

         The address of the Corporation's registered office in Tennessee is 323 Union Street, Suite 300, Nashville, Davidson County, Tennessee 37201. The name of the registered agent to be located at this address is Daniel W. Small, who is also the incorporator of the Corporation.

                                    ARTICLE 4

           The Corporation is for profit. The purpose for which the Corporation is organized is to conduct any businesses and to engage in any activities not specifically prohibited to corporations for profit under the laws of the State of Tennessee. The Corporation shall have all powers necessary and convenient to conduct the businesses and engage in the activities set forth in this Charter, including, but not limited to, the powers enumerated in the Tennessee Business Corporation Act or any amendment thereto. In addition, the Corporation shall have the full power to purchase and otherwise acquire, and dispose of, its own shares and securities granted by the laws of the State of Tennessee. Without limiting the foregoing broad grant of powers to the Corporation, the Corporation shall have the right to conduct the business of a bank holding company and to engage in all activities permitted to bank holding companies under the laws of the State of Tennessee and the United States of America, and also in each other jurisdiction in which the Corporation may be admitted to conduct business from time to time.

                        CHARTER OF CAPITAL BANCORP, INC.


                                    ARTICLE 5

         The Corporation shall have perpetual duration.

                                    ARTICLE 6

         6.1 Common Stock. The Corporation is authorized to issue its common stock (the "Common Stock"), which shall have unlimited voting rights and which shall be entitled to share equally in any net assets of the Corporation received upon liquidation. The aggregate number of shares of Common Stock that the Corporation shall have the authority to issue is 20,000,000 with a $4.00 par value per share.

         6.2 Voting and Preemptive Rights. Subject only to the other provisions of this Charter, each holder of Common Stock shall be entitled to one vote for each share of such stock held. However, cumulative voting is not permitted. No holder of shares of any class of the capital stock or any other class or series of securities of the Corporation shall have as a matter of right any pre-emptive or preferential right to subscribe for, purchase, receive, or otherwise acquire any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, notes, or other securities of the Corporation, whether or not convertible into shares of stock of the Corporation. The Board of Directors may, by resolution, provide that any outstanding class or series of the Corporation's securities have pre-emptive rights as to any class of securities then proposed to be issued, which resolution shall be limited to such proposed issue.

         6.3 Preferred Stock. The aggregate number of preferred shares (referred to in this Charter as "Preferred Stock") which the Corporation shall have authority to issue is 20,000,000, each with a par value (or no par value) per share as the Board of Directors shall determine in connection with the issuance of any series.

         A. The Board of Directors is expressly authorized at any time and from time to time to provide for the issuance of shares of the Preferred Stock in one or more series, with such voting powers, full or limited, but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions, as shall be fixed and determined in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in this Charter or any amendment hereto, including (but without limiting the generality of the foregoing) the following:

                        CHARTER OF CAPITAL BANCORP, INC.


                  (1) The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution of the Board of Directors;

                  (2) The rate of dividends payable on shares of such series, the times of payment, and the date from which such dividends shall accumulate;

                  (3) Whether shares of such series can be redeemed, the time or times when, and the price or prices at which shares of such series shall be redeemable, the redemption price, terms and conditions of redemption, and the purchase, retirement or sinking fund provisions, if any, for the purchase or redemption of such shares;

                  (4) The amount payable on shares of such series and the rights of holders of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

                  (5) The rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of the Common Stock or shares of any other class or series of the Preferred Stock (or other debt securities of the Corporation) and the terms and conditions of such conversion or exchange; and

                  (6) The rights, if any, of the holders of shares of such series to vote.

         B. Except in respect of the relative rights and preferences that may be provided by the Board of Directors as hereinbefore provided, all shares of the Preferred Stock shall be of equal rank and shall be identical, and each share of a series shall be identical in all respects with the other shares of the same series, except as to the date, if any, from which dividends thereon shall accumulate.

         C. The terms, preferences, limitations and relative rights of the Preferred Stock are as follows:

                  (1) Dividends may be cumulative or non-cumulative, in the discretion of the Board of Directors, to be determined by the Board of Directors and set forth in the designation of preferences in respect of any issue of securities other than Common Stock.

                        CHARTER OF CAPITAL BANCORP, INC.


                  (2) Dividends and distributions on shares of Common Stock or on any other securities of the Corporation, may be, if so provided by the Board of Directors, prohibited for any period of time specified by the Board of Directors if dividends, or if mandatory or contractually required redemptions, on any other issue of the Corporation's securities are not made.

                  (3) Except as priority may be otherwise determined by the Board of Directors as to any series of securities, shares of Preferred Stock shall have rights superior to shares of the Common Stock in the receipt of assets of the Corporation upon any liquidation, dissolution or winding up of the affairs of the Corporation, to the extent of the redemption value (or, if no redemption value is specified, to the extent of the par value of each share) together with accrued but unpaid and enforceable dividends on such shares).

                  (4) Neither the sale, conveyance, exchange or transfer of all or substantially all the property and assets of the Corporation, the consolidation or merger of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation with or into the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

         6.4 Acquisition of Shares of the Corporation. The Corporation may acquire its own shares. Any such shares shall become, upon acquisition, authorized but unissued shares unless the Board of Directors of the Corporation resolves that, upon reacquisition by the Corporation, such shares are to be retired. Neither mandatory nor other redemptions shall be made by the Corporation that would violate legal restrictions on distributions. Such distributions can be deferred in whole or in part by the Corporation without interest, until such time as the Board of Directors determines that redemptions can lawfully be made, in whole or in part. However, no dividends shall be paid, or distributions made, to holders of Common Stock until such redemptions, without interest, can (in the exercise of the business judgment of the Board of Directors) lawfully be made.

         6.5 Consideration for Shares of the Corporation. Shares of the Corporation may be issued by the Corporation for such consideration, not less than the par value thereof (in the case of shares having a par value), as shall be fixed from time to time by the Board of Directors.

                        CHARTER OF CAPITAL BANCORP, INC.


         6.6 Dividends and Distributions. Subject to the provisions of the Tennessee Business Corporation Act, the Board of Directors shall have the power to distribute a portion of the assets of the Corporation, in cash or in property, to holders of shares of the Corporation out of the capital surplus of the Corporation. No dividend or distribution shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

                                    ARTICLE 7

         Unless more restrictively required by applicable law, the affirmative vote of the holders of seventy-five percent or more of the outstanding shares entitled to vote for the election of directors is required to authorize (1) any merger, share exchange, or consolidation (or any comparable transaction) of the Corporation with or into another entity, or (2) any sale, lease, or other disposition of all or substantially all of the Corporation's assets to another person or entity, whether in one or in a series of transactions, or (3) any dissolution, or liquidation of the Corporation, except where any of these transactions will occur between the Corporation and any of its majority-owned, direct or indirect, subsidiaries; provided, however, that if at least a seventy-five percent (75%) majority of the entire Board of Directors shall adopt a resolution affirmatively recommending the proposed transaction to the shareholders of the Corporation, and directing that it be submitted to a vote at a meeting of the shareholders, then such amendment shall be approved upon receiving the affirmative vote of the holders of a majority of the outstanding shares of each class of stock of the Corporation entitled to vote thereon.

                                    ARTICLE 8

         Section 8.1 Election of Directors. Subject only to the provisions of
Article 14 of this Charter, the members of the Board of Directors, other than directors elected to fill vacancies caused by an increase in the number of directors or by the removal, death or resignation of existing directors, shall be elected by the shareholders only and shall be elected by a plurality of the votes cast in any such election.

         Section 8.2 General Provisions Concerning the Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The Corporation shall have not fewer than three (3) and not more than twenty-five (25) directors. The exact number of directors shall be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The Board of Directors shall be divided into three (3) classes, as nearly equal in number as possible, with the term of office of one class expiring each year. At the initial, organizational meeting of shareholders in 2001 (the "Initial Meeting"), directors of the first class shall be elected to hold office for a term expiring at the first annual meeting in 2002, and upon expiration of such one-year term and thereafter, such class of directors shall be eligible to hold office for terms of three (3)

                        CHARTER OF CAPITAL BANCORP, INC.


years. At the Initial Meeting of shareholders in 2001, directors of the second class shall be elected to hold office for a term expiring at the annual meeting of shareholders in 2003, and upon the expiration of such two-year term and thereafter, such class of directors shall be eligible to hold office for terms of three (3) years. At the Initial Meeting of shareholders in 2001, directors of the third class shall be elected to hold office for a term expiring at the annual meeting of shareholders in 2004, and thereafter such class of directors shall continue to be eligible to hold office for terms of three (3) years. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason, including the removal of directors, shall be filled by the Board of Directors (and only by the Board of Directors) acting by a majority of directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which the director shall have been chosen and until a successor shall be elected and qualified.

         Section 8.3 Nominations of Directors.

                  8.3.1 Only persons who are nominated in accordance with the procedures set forth in this Charter, as may be supplemented (but not superceded) by the bylaws, shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who was a shareholder of record at the time of the giving of notice of the applicable meeting who is entitled to vote for the election of directors at the meeting and who shall have fully and completely complied with the notice procedures set forth below in
         Section 8.3.2.

                  8.3.2 In order for a shareholder to nominate a person for election to the Board of Directors of the corporation at a meeting of shareholders, such shareholder shall have delivered timely notice of such shareholder's intent to make such nomination in writing to the secretary of the Corporation. To be timely, unless otherwise provided by applicable law (including, without limitation, federal securities laws), a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than sixty (60) nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made, and
         (ii) in the case of a special meeting at which directors are to be elected, not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. Such shareholder's

                        CHARTER OF CAPITAL BANCORP, INC.


         notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election as a director at such meeting all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the shareholder giving the notice (A) the name and address, as they appear on the Corporation's books, of such shareholder and (B) the class and number of shares of the corporation which are beneficially owned by such shareholder and also which are owned of record by such shareholder; and (iii) as to the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such person and (B) the class and number of shares of the corporation which are beneficially owned by such person. In addition, the nominating shareholder shall be responsible for providing to the corporation all of the information as to each nominee as is required by paragraphs (a),
         (d), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the corporation), together with each such person's signed consent to serve as a director of the Corporation if elected. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. It is the express intention of these bylaws that the foregoing information be provided to the Board of Directors and the shareholders so that adequate disclosure can be made to the shareholders. Accordingly, such information shall be provided notwithstanding that the Corporation is not at the time of the adoption of these bylaws, or at any other time, subject either to the Exchange Act or to the rules and regulations of the Securities and Exchange Commission.

                  8.3.3 The chairperson of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 8.3, and if she or he should so determine, she or he shall so declare to the meeting and the defective nomination shall be disregarded. A shareholder seeking to nominate a person to serve as a director must also comply with all applicable requirements of the Exchange Act, together with the rules and regulations thereunder, to the extent applicable to the corporation, with respect to the matters set forth in this Section 8.3.

                        CHARTER OF CAPITAL BANCORP, INC.


         Section 8.4 Removal for Cause. Notwithstanding any other provision of this Charter or the Bylaws of the Corporation, and notwithstanding specification of some lesser percentage by law, any one or more directors or the entire Board of Directors of the Corporation may be removed for cause, at any time, by the affirmative vote of at least seventy-five percent (75%) of the entire Board of Directors or by the affirmative vote of at least seventy-five percent (75%) of all of the issued and outstanding shares of the Corporation. Directors may not be removed without cause. As used herein, the term "cause" shall be defined to mean the grounds for judicial removal of a director as specified in T.C.A.
Section 48-18-109, as in effect on the date hereof.

                                    ARTICLE 9

         The Board of Directors shall exercise all of the powers of the Corporation unless otherwise provided by law. The Board may delegate certain functions to committees of the Board made up entirely of directors. The Board of Directors may authorize an executive committee of three (3) or more directors to exercise substantially all of the powers of the Board of Directors during those times when the Board of Directors is not meeting. Any action which the Board of Directors of this Corporation may properly take may be taken without a meeting. If all directors consent to taking such action without a meeting, the affirmative vote of the number of directors that would be necessary to authorize or take such action at a meeting shall be the act of the Board. The action must be evidenced by one or more written consents setting forth the action so taken, signed by each member of the Board of Directors, indicating each signing director's vote or abstention on the action, and shall be included in the minutes or filed with the corporate records reflecting the action taken.

                                   ARTICLE 10

         Section 10.1 Special Meetings of Shareholders Called By Officers or Directors. Special meetings of shareholders may be called by the Chairman of the Board or (if a different person) the Chief Executive Officer of the Corporation, or by the affirmative vote of not less than eighty-percent (80%) of the Board of Directors acting with or without a meeting, upon notice to the shareholders being delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting. Such notice shall include a description of the purpose or purposes for which the meeting is called and shall be effective when mailed postpaid and correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders.

         Section 10.2 Special Meetings of Shareholders Called By Shareholders. Special meetings of shareholders also may be called by the holders of at least seventy-five percent (75%) of all the votes entitled to be cast on any issue proposed to be considered at such meeting upon request in writing, signed, dated and delivered either in person or by registered or certified mail, return receipt requested, to the

                        CHARTER OF CAPITAL BANCORP, INC.


Secretary of the Corporation by such shareholders at least ninety (90) days before the date of the meeting. Upon receipt of such request, it shall be the duty of such Secretary forthwith to cause to be given to the shareholders entitled thereto notice of such meeting, which notice shall be given on a date not more than forty-five (45) days (or such greater or longer period as may be expressly required by Tennessee law) after the date such request was delivered to such Secretary, as such Secretary may fix and shall be effective when mailed postpaid and correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders. Shares held by any Interested Shareholder(s) or the Affiliates or Associates thereof shall be disregarded for the purposes of determining whether the requisite percentage has been reached.

                                   ARTICLE 11

         Notwithstanding any provisions of this Charter or the Bylaws of the Corporation, and notwithstanding the specification of some lesser percentage by law, the affirmative vote of the holders of seventy-five percent (75%) or more of the outstanding shares of each class of stock of the Corporation entitled to vote thereon shall be required to amend, alter, change or repeal any provision of Article 7, Article 8, Article 9, Article 10, Article 11, Article 12, Article 13, or Article 14 of this Charter; provided, however, that if at least a seventy-five percent (75%) majority of the entire Board of Directors shall adopt the resolution setting forth the proposed amendment to any of the foregoing specified Articles, and directing that it be submitted to a vote at a meeting of the shareholders, then such amendment shall be approved upon receiving the affirmative vote of the holders of a majority of the outstanding shares of each class of stock of the Corporation entitled to vote thereon.

                                   ARTICLE 12

         No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of his duty of care or other duty as a director; provided that this provision shall eliminate or limit the liability of a director only to the maximum extent permitted from time to time by the Tennessee Business Corporation Act or any successor law or laws, including Section 48-12-102(b)(3) thereof of the Tennessee Business Corporation Act. However, nothing in this charter shall exempt an officer or director from any provision of the Tennessee Business Corporation Act as it may be amended, supplemented or superseded from time to time if (and to the extent that) such exemption is determined by a Court of competent jurisdiction to violate Tennessee law or public policy.

                        CHARTER OF CAPITAL BANCORP, INC.


                                   ARTICLE 13

         Section 13.1 Power to Indemnify. In addition to any powers provided by law, in the Bylaws, or otherwise, the Corporation shall have the power to indemnify any person who becomes a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitral, or investigative (including any action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

         Section 13.2 Duty to Indemnify. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, arbitral, or investigative and whether formal or informal (hereinafter a "proceeding"), by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Tennessee Business Corporation Act, as in effect on the date hereof, or as may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including but not limited to counsel fees, judgments, fines, ERISA, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators. The right to indemnification conferred in this Section 13.2 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that any advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 13.2 or otherwise; the indemnitee furnishes the Corporation with a written affirmation of his good faith belief that he has met the standards for indemnification under the Tennessee Business Corporation Act; and a determination is made that the facts then known to those making the determination would not preclude indemnification.

                        CHARTER OF CAPITAL BANCORP, INC.


         Section 13.3 Right to Indemnify. The Corporation may indemnify and advance expenses to an employee or agent who is not a director or officer to the same extent as to a director or officer by specific action of its board of directors or by contract.

         Section 13.4 No Limitation. The rights to indemnification and to the advancement of expenses conferred by Section 13.1, Section 13.2, or Section 13.3 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Charter, bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

         Section 13.5 Power to Purchase Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Tennessee Business Corporation Act.

         Section 13.6 Effect of Future Repeal or Amendment. Any repeal or modification of any provision of Article 13 of this Charter, or any provision thereof, by the shareholders or by the Board of Directors of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE 14

         Section 14.1 Opt-In. To the maximum extent permitted by law, the Corporation hereby opts into the protections provided to it and to its shareholders pursuant to the Tennessee Business Combination Statutes. As used herein, the term "Tennessee Business Combination Statutes" means the Tennessee Investor Protection Act, to the extent now or hereafter applicable to the Corporation (T.C.A. Sections 48-103-101, et seq.), the Tennessee Business Combination Act (T.C.A. Sections 48-103-101, et seq.), the Tennessee Control Share Acquisition Act (T.C.A. Sections 48-103-201, et seq.), and the Tennessee Authorized Corporation Protection Act (T.C.A. Sections 48-103-401, et seq.), and the Tennessee Greenmail Act (T.C.A. Sections 48-103-501, et seq.), all as the same may be amended, supplemented and/or recodified from time to time.

         Section 14.2 Board Considerations. In connection with any transaction that does or could be considered to be covered by any of the Tennessee Business Combination Statutes, or which involves any business combination, merger, consolidation, share exchange, liquidation, distribution, or comparable transaction, neither the Corporation nor any of its officers or directors may be held liable for:

                        CHARTER OF CAPITAL BANCORP, INC.


         A. Failing to approve the acquisition of shares by an interested shareholder on or before the date the shareholder acquired such shares;

         B. Seeking to enforce or implement the provisions of Tennessee law;

         C. Failing to adopt or recommend any charter or by-law amendment or provision relating to such provisions of Tennessee law; or

         D. Opposing any merger, share exchange, exchange, tender offer, or significant asset sale because of a good faith belief that such transaction would adversely affect the corporation's employees, customers, suppliers, the communities in which the Corporation or its subsidiaries operate, or any other relevant factor.

         Section 14.3 Amendment of Bylaws Concerning Tennessee Business Combination Statutes. Except as otherwise provided by this Charter, if at all, or to the extent required by the laws of the State of Tennessee, as now in effect or hereafter amended, the Bylaws of the Corporation may be amended or repealed or additional Bylaws may be adopted by the Board of Directors by a vote of a majority of the entire Board of Directors. However, any amendment or repeal of any part of Articles 1, 2, 6, 7 or 9 of the Corporation's Bylaws effected by the Directors shall require the affirmative vote of at least 75% of the full Board of Directors following at least twenty (20) days prior written notice to all Directors of the specific proposal or, if presented to the shareholders, any amendment or repeal of any part of Articles 1, 2, 6, 7 or 9 of the Corporation's Bylaws effected by the shareholders shall require the affirmative vote of at least 75% of all of the shares entitled to vote thereon, exclusive on any Interested Shareholder as defined in Section 48-103-203 of the Tennessee Business Combination Statutes following at least forty-five (45) days prior written notice to all shareholders of the specific proposal

                                   ARTICLE 15

         Section 15.1 Minimum Capital. If required by law, the Corporation shall not commence business until it has received not less than $1,000 in payment for the issuance of its shares.

                        CHARTER OF CAPITAL BANCORP, INC.


         Section 15.2 Captions Not Controlling. Section headings and captions are for the convenience of the reader only and shall not be deemed to be a part of this Charter or to affect the interpretation or scope thereof.

         Executed by the Incorporator on March 5, 2001.

                                      CAPITAL BANCORP, INC.



                                      By:     /s/ Daniel W. Small
                                         -----------------------------------
                                               Daniel W. Small, Incorporator


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